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                                                                      EXHIBIT 11

                    COMPUTATION OF EARNINGS (LOSS) PER SHARE

                  LOMAS FINANCIAL CORPORATION AND SUBSIDIARIES
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                           Quarter Ended             Nine Months Ended
                                                              March 31                   March  31
                                                      ------------------------    -----------------------
                                                          1996         1995          1996          1995
                                                      ----------    ----------    ---------     ---------
PRIMARY:

  Average common shares outstanding  . . . . . . .        20,149        20,146       20,149        20,126
  Common stock equivalents under Non-Employee
    Directors Long Term Incentive Plan   . . . . .            15            18           15            25
                                                      ----------    ----------    ---------     ---------
     Total shares  . . . . . . . . . . . . . . . .        20,164        20,164       20,164        20,151
                                                      ==========    ==========    =========     =========

  Loss from continuing operations  . . . . . . . .    $   (3,828)   $  (19,549)   $(228,371)    $ (60,608)
  Loss from discontinued operations  . . . . . . .            --        (5,600)          --       (18,600)
                                                      ----------    ----------    ---------     ---------
     Net loss  . . . . . . . . . . . . . . . . . .    $   (3,828)   $  (25,149)   $(228,371)    $ (79,208)
                                                      ==========    ==========    =========     =========

  Per share amounts:
     Loss from continuing operations   . . . . . .    $     (.19)   $     (.97)   $  (11.33)    $   (3.01)
     Loss from discontinued operations   . . . . .            --          (.28)          --          (.92)
                                                      ----------    ----------    ---------     ---------
         Net loss  . . . . . . . . . . . . . . . .    $     (.19)   $    (1.25)   $  (11.33)    $   (3.93)
                                                      ==========    ==========    =========     =========

FULLY DILUTED:
- --------------

  Average common shares outstanding  . . . . . . .        20,149        20,146       20,149        20,126
  Common stock equivalents under Non-Employee
    Directors Long Term Incentive Plan   . . . . .            15            18           15            25
                                                      ----------    ----------    ---------     ---------
     Total shares  . . . . . . . . . . . . . . . .        20,164        20,164       20,164        20,151
                                                      ==========    ==========    =========     =========

  Loss from continuing operations  . . . . . . . .    $   (3,828)   $  (19,549)   $(228,371)    $ (60,608)
  Loss from discontinued operations  . . . . . . .            --        (5,600)          --       (18,600)
                                                      ----------    ----------    ---------     ---------
     Net loss  . . . . . . . . . . . . . . . . . .    $   (3,828)   $  (25,149)   $(228,371)    $ (79,208)
                                                      ==========    ==========    =========     =========

  Per share amounts:
     Loss from continuing operations   . . . . . .    $     (.19)   $     (.97)   $  (11.33)    $   (3.01)
     Loss from discontinued operations   . . . . .            --          (.28)          --          (.92)
                                                      ----------    ----------    ---------     ---------
         Net loss  . . . . . . . . . . . . . . . .    $     (.19)   $    (1.25)   $  (11.33)    $   (3.93)
                                                      ==========    ==========    =========     =========